SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
June 14, 2002
(Date of earliest event reported)

MARTIN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-26228	63-0133054

(Commission File No.)	(IRS Employer Identification No.)

301 East Tennessee Street Florence, Alabama	35630

(Address of principal executive offices)	(Zip Code)

(256) 767-0330

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
Signatures
Press Release

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  EXHIBITS.

Exhibit 99.1	Press Release dated June 14, 2002.

Item 9.   Regulation FD Disclosure.

     On June 14, 2002, Martin Industries, Inc. (the “Company”) issued the press release filed herewith as Exhibit 99.1 with respect to the resignation of William D. Biggs, Sr. as a director of the Company, the Company’s continuing efforts to replace its current credit facility with its primary lender and the rescheduling of the Company’s annual meeting.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MARTIN INDUSTRIES, INC. (Registrant)

Date: June 14, 2002	By	/s/ James W. Truitt

James W. Truitt Its Vice President and Chief Financial Officer